Exhibit 99.1

KULR Adds United Parcel Service to its Battery Safety Shipping Platform, Forms Strategic Partnership with Safeware for Online Marketplace

SAN DIEGO / GLOBENEWSWIRE / May 13, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in safe and high-performance energy storage solutions, is excited to announce the launch of the KULR Online Marketplace. This innovative platform is now live and features the Safe-X product line, including SafeCASE models and SafeSLEEVE products, available for purchase both on KULR’s online marketplace and through Safeware.com, a premier distributor for Hazmat and fire safety equipment.

The KULR SafeCASE and SafeSLEEVE have received United States Department of Transportation (DoT) approval under a special permit and are accepted by United Parcel Service (NYSE: UPS) for transporting batteries, with each individual battery up to 300Wh (Watt-hours). The SafeSLEEVE is ideal for transporting multiple smartphones, tablets, and laptop batteries up to 300Wh, while the SafeCASE is suited for larger batteries used in power tools and energy storage products up to 2.5KWh (Kilowatt-hours). These products provide a safe and regulation-compliant transportation solution. For complete shipping guidelines, please refer to KULR's shipping instructions.

The KULR online marketplace represents a pivotal expansion in KULR’s sales strategy, offering a direct order facility that complements its traditional distribution channels. Currently, the marketplace offers a range of Safe-X products, with plans to expand its offerings to include Internal Short Circuit (ISC) trigger cells, rapid engineering design services, rotor track and balance solutions using KULR VIBE, and other advanced technologies in the near future.

"Our partnership with Safeware marks a crucial step in our mission to provide advanced safety and thermal management technologies to the hazardous materials (Hazmat) community," said Ted Krupp, VP of Sales and Marketing at KULR Technology Group. "Safeware’s status as an approved vendor for numerous fire departments and Hazmat groups across the country allows us to reach these critical customers more effectively and ensure they have the tools they need for safe and efficient operations."

Safeware echoed similar enthusiasm for the partnership. Scott Simons, Director of Vendor Relations, commented, "At Safeware, we're committed to protecting first responders and safety workers across the United States. Partnering with KULR and the SafeCASE helps us achieve this with reliable, data-driven solutions that are immediately available and backed by extensive testing."

KULR Technology is committed to driving innovation and accessibility in the safety and thermal management sectors. For more information about the KULR Online Marketplace and to view the available products, please visit www.kulrtechnology.shop.

About KULR Technology Group, Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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KULR Technology Group, Inc.

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